Exhibit A-7

                                    MODIFIED

                                  Form U-13-60

                                  ANNUAL REPORT

                                 For The Period
             Beginning January 1, 1997 and Ending December 31, 1997

                                     To The

                     U.S. SECURITIES AND EXCHANGE COMMISSION

                                       Of

                         SOUTHERN ENERGY RESOURCES, INC.
                    (formerly known as SOUTHERN ENERGY, INC.)
                        (Exact Name of Reporting Company)

                              A Subsidiary Company

            Date of Incorporation July 29, 1981. If not incorporated
                       Date of Organization______________

         State or Sovereign Power under which Incorporated or Organized
                                State of Delaware

          Location of Principal Executive Offices of Reporting Company
                         900 Ashwood Parkway, Suite 500
                                Atlanta, GA 30338

                  Report filed pursuant to File Number 70-6599


                     Name, title, and address of officer to
              whom correspondence concerning this report should be
                                   addressed:

     James A. Ward V. President & Controller    900 Ashwood Parkway, Suite 500
        (Name)            (Title)                   (Address)

     Name of Principal Holding Company under which Reporting Company is
     Organized:
                              THE SOUTHERN COMPANY

                INSTRUCTIONS FOR THE USE OF MODIFIED FORM U-13-60

1. Time of Filing - - Annual Report essentially in the form of U-13-60 shall be filed appended to Form U5S, Annual Report of the Parent and Associate Companies Pursuant to the Public Utility Holding Company Act of 1935. Form U5S is required to be filed by May 1.

2. Number of Copies - - Each annual report shall be filed in duplicate. The company should prepare and retain at least one extra copy for itself in case correspondence with reference to the report becomes necessary.

3. Definitions - - Definitions contained in Instruction 01-8 to the Uniform System of Accounts for Mutual Service Companies and Subsidiary Service Companies, Public Utility Holding Company Act of 1935, as amended February 2, 1979 shall be applicable to words or terms used specifically within the modified Form U-13-60.

4. Organization Chart - - The company shall submit with each annual report a copy of its current organization chart.

------------------------------------------------------------------------------
                  LISTING OF SCHEDULES AND ANALYSIS OF ACCOUNTS

------------------------------------------------------------------------------

    Description of Schedules and Accounts          Schedule or           Page
                                                   Account Number        Number
-------------------------------------------------------------------------------

COMPARATIVE BALANCE SHEET                          Schedule I             3-4
------------------------

     COMPANY PROPERTY                              Schedule II              5

     ACCUMULATED PROVISIONS FOR DEPRECIATION
     AND AMORTIZATION OF COMPANY PROPERTY          Schedule III             6

     INVESTMENTS                                   Schedule IV              7

     ACCOUNTS RECEIVABLE FROM ASSOCIATE
     COMPANIES                                     Schedule V               8

     MISCELLANEOUS DEFERRED DEBITS                 Schedule IX              9

     PROPRIETARY  CAPITAL                          Schedule XI              10

     LONG TERM DEBT                                Schedule XII             11

     CURRENT AND ACCRUED LIABILITIES               Schedule XIII            12

     NOTES TO FINANCIAL STATEMENTS                 Schedule XIV             13

COMPARATIVE INCOME STATEMENT                       Schedule XV              14
---------------------------

     ANALYSIS OF BILLING-ASSOCIATE COMPANIES       Account 457              15

     ANALYSIS OF BILLING-NONASSOCIATE
     COMPANIES                                     Account 458              16

     SCHEDULE OF EXPENSE BY DEPARTMENT OR
     FUNCTION                                      Schedule XVII           17-18

     DEPARTMENTAL ANALYSIS OF SALARIES             Account 920              19

     DISPOSITION OF INTELLECTUAL PROPERTY          Account 928              20

     MISCELLANEOUS GENERAL EXPENSES                Account 930.2            21

     TAXES OTHER THAN INCOME TAXES                 Account 408              22

     DONATIONS                                     Account 426.1            23

     OTHER DEDUCTIONS                              Account 426.5            24

     NOTES TO STATEMENT OF INCOME                  Schedule XVIII           25

     OUTSIDE SERVICES EMPLOYED                     Schedule XIX             26

     ORGANIZATION CHART                                                   27-28


------------------------------------------------------------------------------

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.

------------------------------------------------------------------------------
                     SCHEDULE I - COMPARATIVE BALANCE SHEET

Give balance sheet of the Company as of December 31 of the current and prior year. (Note: Amounts are in thousands of dollars)
------------------------------------------------------------------------------
ACCOUNT         ASSETS AND OTHER DEBITS                    AS OF DECEMBER 31
                                                       CURRENT          PRIOR
                                                       ---------      ---------
       COMPANY PROPERTY
101    Company Property              (Schedule II)    10,610             8,742
107    Construction work in progress (Schedule II)         -                 -
                                                     -------            ------
                          Total Property              10,610             8,742
                                                     -------            ------
108    Less accumulated provision for depreciation
       and amortization of company property
      (Schedule III)                                  (5,723)           (4,465)
                                                     -------            ------

                       Net Company Property            4,887             4,277
                                                     -------            ------
       INVESTMENTS
123    Investments in associate companies                  -                 -
124    Other Investments    (Schedule IV)                667               626

                                                     -------            ------
                         Total Investments               667               626
                                                     -------            ------

       CURRENT AND ACCRUED ASSETS

131    Cash                                            1,998             7,558
134    Special deposits                                  941               594
135    Working funds                                     168               108
136    Temporary cash investments (Schedule IV)            -                 -
141    Notes Receivable                                   75                75
143    Accounts Receivable                             6,653             5,284
144    Accumulated provision for uncollectable
       accounts                                         (555)             (288)
146    Accounts receivable from associate companies
      (Schedule V)                                    79,255            16,436
152    Fuel stock expenses undistributed                   -                 -
154    Materials and supplies                              -                 -
163    Stores expenses undistributed                       -                 -
165    Prepayments                                       128               235
174    Miscellaneous current and accrued assets        2,186             6,773
                                                     -------            ------
                 Total Current and Accrued Assets     90,849            36,775
                                                     -------            ------

       DEFERRED DEBITS

181    Unamortized debt expense                            -                 -
184    Clearing accounts                                   -                 -
186    Miscellaneous deferred debits (Schedule IX)        64              (143)
188    Research, development, or demonstration
       expenditures                                        -                 -
190    Accumulated deferred income taxes              35,088            26,930
                                                     -------            ------

                         Total Deferred Debits        35,152            26,787
                                                     -------            ------

         TOTAL ASSETS AND OTHER DEBITS               131,555            68,465
                                                     -------            ------

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.


-------------------------------------------------------------------------------
                     SCHEDULE I - COMPARATIVE BALANCE SHEET

-------------------------------------------------------------------------------

ACCOUNT   LIABILITIES AND PROPRIETARY CAPITAL               AS OF DECEMBER 31
                                                        CURRENT          PRIOR
                                                        ---------       -------
        PROPRIETARY CAPITAL

201   Common stock issued               (Schedule XI)       100            100
211   Miscellaneous paid-in capital     (Schedule XI)   205,059        130,799
215   Appropriated retained earnings    (Schedule XI)         -              -
216   Unappropriated retained earnings  (Schedule XI)  (134,428)      (128,478)
                                                       --------       --------
                    Total Proprietary Capital            70,731          2,421
                                                       --------       --------

      LONG TERM DEBT
223   Advances from associate companies  (Schedule XII)       -              -
224   Other long-term debt               (Schedule XII)       -              -
225   Unamortized premium on long-term debt                   -              -
226   Unamortized discount on long-term debt-debit            -              -
                                                       --------       --------
                      Total long-term debt                    -              -
                                                       --------       --------

      CURRENT AND ACCRUED LIABILITIES

231   Notes Payable                                           -              -
232   Accounts payable                                   12,857          9,029
233   Notes payable to associate companies
      (Schedule XIII)                                         -              -
234   Accounts payable to associate companies
      (Schedule XIII)                                     2,714          2,147
236   Taxes accrued                                       2,094            156
237   Interest accrued                                        -              -
238   Dividends declared                                      -              -
241   Tax collections payable                               645              7
242   Miscellaneous current and accrued liabilities
       (Schedule XIII)                                   13,652         43,045
                                                        -------         ------
              Total current and accrued liabilities      31,962         54,384
                                                        -------         ------

      DEFERRED CREDITS
253   Other deferred credits                             15,424         11,660
255   Accumulated deferred investment tax credits             -              -
                                                        -------         ------
                     Total Deferred Credits              15,424         11,660
                                                        -------         ------

282   ACCUMULATED DEFERRED INCOME TAXES                  13,438              -
      ---------------------------------
                                                        -------         ------
      TOTAL LIABILITIES AND PROPRIETARY CAPITAL
                                                        131,555         68,465
                                                        -------         ------


                                                                                                               5

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1997

----------------------------------------------------------------------------------------------------------------------
                         SCHEDULE II - COMPANY PROPERTY
----------------------------------------------------------------------------------------------------------------------
                                                START OF YEAR                                            END OF YEAR
                                                  BALANCE                      RETIRED       OTHER       YEAR
                 DESCRIPTION                                    ADDITION        OR SOLD      CHANGES     BALANCE
 ---------------------------------------------------------------------------------------------------------------------
              COMPANY PROPERTY
 Account
 301          ORGANIZATION                               7             -            -          (2)              5

 303          MISCELLANEOUS INTANGIBLE PLANT
                                                       795             -            -           -             795

 304          LAND AND LAND RIGHTS
                                                         -             -            -           -               -

 305          STRUCTURES AND IMPROVEMENTS
                                                         -             -            -           -               -

 306          LEASEHOLD IMPROVEMENTS     1
                                                       909           571            -           -           1,480

 307          EQUIPMENT            1   2             4,979         1,094            1        (300)          5,774

 308          OFFICE FURNITURE AND EQUIPMENT
              1                                      1,916           408            1           -           2,324

 309          AUTOMOBILES, OTHER VEHICLES
              AND RELATED GARAGE EQUIPMENT

                                                       136            96            -           -             232

 310          AIRCRAFT AND AIRPORT EQUIPMENT
                                                         -             -            -           -               -

 311          OTHER COMPANY PROPERTY     3
                                                         -             -            -           -               -

                                                     ------        ------         ---        ----
                        SUB-TOTAL                     8,742         2,169           1        (302)         10,610
                                                     ------        ------         ---        ----          ------
 107          CONSTRUCTION WORK IN PROGRESS
              4                                          -
                                                     -----
              TOTAL                                  8,742          2,169            1       (302)         10,610
                                                     -----          -----          ---       ----          ------

1)       PROVIDE AN EXPLANATION OF THOSE CHANGES CONSIDERED MATERIAL:
         Purchase of compute hardware:                          $   821
         Purchase of File Servers (SETMI)                           203
         Purchase of Software Licenses:                              70
         Purchase of office furniture:                              408
         Professional Office Expansion:                             571
         Transfer to Southern Energy Trading & Marketing           (300)


2)       SUBACCOUNTS  ARE REQUIRED FOR EACH CLASS OF EQUIPMENT OWNED. THE
         COMPANY SHALL PROVIDE A LISTING BY SUBACCOUNT OF EQUIPMENT
         ADDITIONS  DURING THE YEAR AND THE BALANCE AT THE CLOSE OF THE YEAR:

----------------------------------------------------------------------------------------------------------
                                                                                          BALANCE AT
                                                                                          CLOSE OF YEAR
                       SUBACCOUNT DESCRIPTION                             ADDITIONS
----------------------------------------------------------------------------------------------------------
Computer Software                                                                  -               795
Computer Hardware                                                              1,094             5,774

----------------------------------------------------------------------------------------------------------

3)       DESCRIBE OTHER COMPANY PROPERTY:
         Not Applicable

4)       DESCRIBE CONSTRUCTION WORK IN PROGRESS:
         Not Applicable



                                                                                                6

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1997

-------------------------------------------------------------------------------------------------------------------------
                                                      SCHEDULE III
                                       ACCUMULATED PROVISION FOR DEPRECIATION AND
                                            AMORTIZATION OF COMPANY PROPERTY
-------------------------------------------------------------------------------------------------------------------------
                                                               CHARGED TO                  OTHER CHANGES
                                             START OF YEAR    ACCOUNT 403                   ADD (DEDUCT)    END OF YEAR
                                                BALANCE           (2)          RETIRE-                        YEAR
                DESCRIPTION                                                     MENTS                        BALANCE
-------------------------------------------------------------------------------------------------------------------------
             COMPANY PROPERTY
Account
301          ORGANIZATION                             -               -               -             -               -

303          MISCELLANEOUS INTANGIBLE PLANT
                                                    550             114               -             -             663

304          LAND AND LAND RIGHTS
                                                      -               -               -             -               -

305          STRUCTURES AND IMPROVEMENTS
                                                      -               -               -             -               -

306          LEASEHOLD IMPROVEMENTS
                                                    396             202               -           (13)            585

307          EQUIPMENT                            2,761             776              (1)          (15)          3,523

308          OFFICE FURNITURE AND FIXTURES
                                                    650             169               -             -             819

309          AUTOMOBILES, OTHER VEHICLES
             AND RELATED GARAGE EQUIPMENT

                                                    108              25               -             -             134

310          AIRCRAFT AND AIRPORT EQUIPMENT
                                                      -               -               -             -               -

311          OTHER COMPANY PROPERTY
                                                      -               -               -             -               -


                                                  -----           -----              ---         ----           -----
                         TOTAL                    4,465           1,287              (1)          (28)          5,723
                                                  -----           -----              ---         ----           -----

(2) Depreciation expense of $8 is included on Schedule XV and is related to Vienna. This is charged to
 Southern Energy's depreciation expense but instead of accumulated depreciation, it is charged directly against the asset account balance.


                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1997
------------------------------------------------------------------------------

                            SCHEDULE IV - INVESTMENTS

------------------------------------------------------------------------------

INSTRUCTIONS:  Complete the following schedule concerning investments.
               Under account 124, "Other Investments", state each investment separately, with description, including the name of issuing company, number of shares or principal amount, etc.

                                       BALANCE AT
                                      BEGINNING OF       BALANCE AT CLOSE
               DESCRIPTION               YEAR                OF YEAR
              ---------------       --------------       ------------------

ACCOUNT 124 - OTHER INVESTMENT

Investment in Mobile Energy
Services Co. , LLC                         626                       667



                                           ---                       ---
                        TOTAL              626                       667
                                           ---                       ---



                                                                                                    8

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1997

----------------------------------------------------------------------------------------------------------
            SCHEDULE V - ACCOUNTS RECEIVABLE FROM ASSOCIATE COMPANIES

----------------------------------------------------------------------------------------------------------

INSTRUCTIONS:  Complete the following schedule listing accounts receivable from each associate company.
               Where the company has provided accommodation or convenience payments for associate companies, a separate listing of total payments for each associate by subaccount should be provided.

----------------------------------------------------------------------------------------------------------
                                                          BALANCE AT BEGINNING
                                                                 OF YEAR            BALANCE AT CLOSE OF
              DESCRIPTION                                                                 YEAR
ACCOUNT 146 - ACCOUNTS RECEIVABLE FROM
ASSOCIATE COMPANIES:
      Joint Venture                                                    -                        -
      Alabama Power  Co.                                              99                        1
      Georgia Power Co.                                                1                        2
      Southern Company Services                                      516                      512
      The Southern Co.                                                 -                        -
      Southern Energy North America, Inc.                             26                       26
      SEI Birchwood, Inc.                                            338                      956
      Southern Energy, Inc. (formerly SEI Holdings,                   14                      492
Inc.)
      Associadios                                                     17                        -
      Southern Energy-Newco2, Inc.                                   555                    1,500
      Electricidad                                                    15                        -
      Hidroelectric Alicura, S.A.                                    216                      324
      Mobile Energy Services Company (MESCO)                         419                      868
      Mobile Energy Services Holding (MESH)                          522                      500
      Southern Energy Trading and Marketing, Inc.                  4,076                   23,731
      Edelnor                                                      1,518                    3,118
      SEI Chile S.A.                                                   -                        -
      Southern Electric International Trinidad, Inc.                 338                      104
      Birchwood Power Partners                                       274                    1,624
      SEI Hawaii Cogenerators                                        818                        -
      Southern Electric, Inc.                                          3                        3
      Southern Electric Holdings X                                     -                        -
      Southern Electric Holdings VIII                                  -                        -
      Electrica SEI Chile Limitada                                   503                        -
      Inversiones SEI Chile Limitada                                 310                        -
      Southern Investments Holding UK                                  -                      (10)
      Southern Investments UK plc                                  1,843                    1,500
      South Western Electricity plc                                  361                      796
      Southern Electric Bahamas Holding, Ltd.                        481                      619
      Beteiligungs GmbH                                              595                    1,164
      SEI Europe, Inc.                                               795                      822
      SEI Europe, Limited                                          1,682                    1,341
      Greenhost, Inc.                                                  -                        5
      Southern Electric Bahamas Limited                              101                      101
      SE do Brasil                                                     -                      378
      SEI State Line                                                   -                       10
      State Line LLC                                                   -                    5,091
      SEI Clairton, Inc.                                               -                      324
      SEI Finance                                                      -                        1
      Worldwide Holdings Beteiligungs                                  -                      412
      Germany BEWAG, Inc                                               -                    1,340
      SEI Worldwide Holdings, Inc.                                     -                    1,340
      Southern Energy Holdings GmbH2                                   -                    9,440
      SoCo Capital Funding                                             -                        2
      Southern Energy Asia, Inc.                                       -                   15,184
      CEPA                                                             -                    1,505
      Sual Slipform                                                    -                      424
      CEPA Slipform                                                    -                      796
      CEPA Tileman Power Systems                                       -                        7
      CEPAL                                                            -                      735
      Allied Queensland Coalfield                                      -                      104
      Hopewell Tileman Philippines                                     -                        8
      Hopewell Energy Philippines                                      -                        8
      Southern Energy Finance                                          -                      992
      Hopewell Power Philippines                                       -                      110
      EPZ Lease, Inc.                                                  -                        8
      SEI Brazil                                                       -                      937
                                                                  ------                   ------
                                                  TOTAL           16,436                   79,255
                                                                  ------                   ------

ANALYSIS OF CONVENIENCE OR ACCOMMODATION PAYMENTS:                                         TOTAL
                                                                                         PAYMENTS

Not Applicable                                                                                  -
                                                                                           ------
                                                                  TOTAL PAYMENTS                -
                                                                                           ------



                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the year Ended December 31, 1997

------------------------------------------------------------------------------
                   SCHEDULE IX - MISCELLANEOUS DEFERRED DEBITS
------------------------------------------------------------------------------

INSTRUCTION:  Provide detail of items in this account. Items less than $10,000 may be grouped by class showing the number of items in each class.


                                     BALANCE AT
                                   BEGINNING OF
                                      YEAR            BALANCE AT CLOSE
                  DESCRIPTION                               OF YEAR
                 --------------   -------------      ------------------
ACCOUNT 186 - MISCELLANEOUS
DEFERRED DEBITS          1)
                                     (143)                       64






                                    -----                        --
              TOTAL                  (143)                       64
                                    -----                        --

1) Miscellaneous Deferred Debits: $ 64 K for "VAT" credit & the SEI Employee Promissory Note.



                                                                                                       10

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1997

-----------------------------------------------------------------------------------------------------------------------------------
                                   SCHEDULE XI

                               PROPRIETARY CAPITAL
----------------------------------------------------------------------------------------------------------------------------------

                                                   NUMBER OF
                                                    SHARES         PAR OR STATED VALUE
ACCOUNT NUMBER           CLASS OF STOCK            AUTHORIZED        PER SHARE                   OUTSTANDING CLOSE OF PERIOD
--------------           --------------           -----------      -------------------           ----------------------------
                                                                                                  NO. OF SHARES       TOTAL AMOUNT

    201                  COMMON STOCK ISSUED         1,000            $100                        1,000                   100

INSTRUCTIONS:  Classify amounts in each account with brief explanation, disclosing the general nature of transactions which give rise to the reported amounts.

                    DESCRIPTION                                                                                            AMOUNT
                    -----------                                                                                            -------
 ACCOUNT  211       MISC. PAID IN CAPITAL                                                                                  205,059
 ACCOUNT  215       APPROPRIATED RETAINED EARNINGS                                                                               -
                                                                                                                           -------
                                                                                                               TOTAL       205,059
                                                                                                                           -------


                                                              BALANCE AT
                                                             BEGINNING OF    NET INCOME OR
                                                                 YEAR          (LOSS)    1                       BALANCE AT CLOSE
                    D E S C R I P T I O N                                                      DIVIDENDS PAID        OF YEAR
              ---------------------------                   -------------    -------------     ----------------- -----------------
ACCOUNT 216   UNAPPROPRIATED RETAINED EARNINGS               (128,478)         (5,947)                -               (134,428)




                                          TOTAL              (128,478)         (5,947)                 -               (134,428)
                                                             --------          ------                ---               --------


1    The actual net income from operations was ($5,939).  Also, a currency translation adjustment loss of ($ 8) was reflected in the Net Income/(Loss), which is not income but a contra equity account.



                                                                                                                         11



                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1997

---------------------------------------------------------------------------------------------------------------------------------
                                  SCHEDULE XII
                                 LONG-TERM DEBT
---------------------------------------------------------------------------------------------------------------------------------
INSTRUCTIONS:   Advances from parent and associate companies should be reported separately for advances on notes, and advances on open accounts. Names of associate companies from which advances were received shall be shown under the class and series of obligation column. For Account 224 - Other Long Term Debt provide the name of creditor company or organization, terms of the obligation, date of maturity, interest rate, and the amount authorized and outstanding.

                                      TERMS OF OBLIG
                                      CLASS & SERIES                                    BALANCE AT                          BALANCE
  NAME OF CREDITOR                    OF OBLIGATION    DATE OF   INTEREST   AMOUNT       BEGINNING                (1)      AT CLOSE
                                                       MATURITY    RATE    AUTHORIZED    OF YEAR    ADDITIONS  DEDUCTIONS   OF YEAR
-------------------                  ----------------  --------  -------  -----------   ----------  ---------  ----------  --------
ACCOUNT 223 - ADVANCES FROM PARENT
              AND ASSOCIATE
              COMPANIES:                                                                    -            -         -             -




ACCOUNT 224 - OTHER LONG -TERM  DEBT:

              Not Applicable




                                                                                          --            --        --           --
                                                      TOTAL                                -             -         -            -
                                                                                          --            --        --           --



(1) GIVE AN EXPLANATION OF DEDUCTIONS:

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1997

-------------------------------------------------------------------------------
                             SCHEDULE XIII - CURRENT AND ACCRUED LIABILITIES

-------------------------------------------------------------------------------

INSTRUCTIONS:  Provide balance of notes and accounts payable to each associate company. Give description and amount of miscellaneous current and accrued liabilities. Items less than $10,000 may be grouped, showing the number of items in each group.


                                                BALANCE AT        BALANCE AT
                                                 BEGINNING          CLOSE OF
       D E S C R I P T I O N                     OF YEAR             YEAR
       ---------------------                    ----------       -------------

ACCOUNT 233 - NOTES PAYABLE TO ASSOCIATE
COMPANIES:

   THE SOUTHERN COMPANY                           -                  -


                            TOTAL                 -                  -
                                             -------           --------
ACCOUNT 234 - ACCOUNTS PAYABLE TO ASSOCIATE
COMPANIES :

      Alabama Power Company                       8                  -
      Georgia Power Company                     689                100
      Southern Company Services                 675                950
      Mobile Energy Services Holdings             1                  1
      SEI Europe, Limited                       403              1,175
      Hidroelectric Alicura, S.A.                 -                  -
      Birchwood Power Partners                    -                  -
      South Western Electricity plc             337                428
      Mobile Energy Services Co., LLC             -                  -
      SEI Birchwood                               -                  -
      Southern Energy, Inc.
      (formerly SEI Holdings, Inc.)              34                  -
      Southern Enterprises                        -                  -
      SEI Hawaii                                  -                 60
                                            -------            -------
                           TOTAL              2,147              2,714
                                            -------            -------

ACCOUNT 242 - MISCELLANEOUS CURRENT AND
              ACCRUED LIABILITIES:
      Employee Garnishments W/H                 (1)                 -
      Employee Flex Care                        11                  4
      Accrued Bonuses - Home Office          4,246              7,269
      Accrued Bonuses - Plant                  256                514
      Accrued Incentive Payable                699              1,379
      Employee Group Insurance
      Premiums Withheld                         14                  -
      Billing in Excess of Cost on
      Uncompleted Contracts                 34,443              1,296
      Vacation Clearing
      Current/Prior Year                     1,873              1,627
      Loss Provision - Macon Kraft           1,477              1,477
      ESP and ESOP                               -                 70
      MESCO Insurance / Union Dues               -                  -
      Miscellaneous                             27                  -
      United Way Withholdings                    -                 16
                                            ------             ------
                         TOTAL              43,045             13,652
                                           -------             ------

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1997

-------------------------------------------------------------------------------
                                  SCHEDULE XIV

                          NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

-INSTRUCTIONS:      The space below is provided for important notes regarding
                    the financial statements or any accounts thereof. Furnish
                    particulars as to any significant contingent assets or
                    liabilities existing at the end of the year. Notes
                    relating to financial statements shown elsewhere in this
                    report may be indicated here by reference.
-------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      General

      Southern Energy Resources, INC. ("SEI" or the "Company"), a wholly owned subsidiary of The Southern Company ("Southern"), is engaged in the development, construction, operation and maintenance ("O&M"), and ownership of cogeneration and independent power facilities in the United States and internationally. The Company's affiliate construction activities in Virginia represent approximately 64% of revenues, while its O&M activities with unaffiliated entities in New York represent approximately 8% of revenues. SEI's international consulting efforts represent approximately 10% of the Company's revenues with the remaining 18% being derived from SEI's global business development efforts.

      SEI owns 99% of SEI Operadora del Argentina, S.A., incorporated in 1993 for the purpose of providing operational and maintenance services to Hidroelectrica Alicura, S.A., and 1% of Mobile Energy Services Company, L.L.C. ("Mobile Energy"), formed in 1995 for the purpose of owning and operating an energy and chemical recovery complex located in Mobile, Alabama. SEI also owns 100% of Southern Electric International, Asia, Inc. and 100% of Southern Electric International, GmbH, which were formed in 1995 for the purpose of business development in Asia and Europe, respectively.

      Accounting Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Basis of Presentation

      The consolidated financial statements include the accounts of SEI and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain prior year amounts have been reclassified to conform with the current financial statement presentation.

      Cash and Cash Equivalents

      Investments with an original maturity of 90 days or less are classified as cash and cash equivalents.

      Property and Equipment

      Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the related assets (ranging from 3 years to 12 years). Leasehold improvements are amortized over the shorter of the respective lease terms or the useful lives of the improvements. The Company's capitalization policy expenses the cost of certain immaterial assets when purchased. Upon the retirement or sale of assets, the costs of such assets and the related accumulated depreciation are removed from the balance sheet and the gain or loss, if any, is credited or charged to income.

      Project Development Costs

      SEI capitalizes and simultaneously fully reserves for development costs for projects in which a milestone has not yet been achieved but whose likelihood of success is probable. It is reasonably possible that the estimated reserve will be reduced significantly in the near term due to successful project development efforts, which would have a beneficial impact on earnings.

                                                                          13-A

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1997

-------------------------------------------------------------------------------
                                  SCHEDULE XIV

                          NOTES TO FINANCIAL STATEMENTS

------------------------------------------------------------------------------

INSTRUCTIONS:         The space below is provided for important notes regarding
                      the financial statements or any accounts thereof. Furnish
                      particulars as to any significant contingent assets or
                      liabilities existing at the end of the year. Notes
                      relating to financial statements shown elsewhere in this
                      report may be indicated here by reference.
--------------------- ---------------------------------------------------------
      Income Taxes

      The Company provides deferred income taxes for all significant income tax temporary differences in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." SFAS No. 109 requires, among other things, the use of an asset and liability method for the recognition of deferred tax liabilities and assets.

      Revenue Recognition

      Revenues from construction contracts are recognized using the percentage-of-completion method. The extent of progress toward completion is measured by comparing the percentage of costs incurred to date to total estimated costs on each contract. Provisions for estimated losses on uncompleted contracts are charged to income in full when such losses become probable and are reasonably estimable. Other service revenues are recognized when earned.


  2.  EMPLOYEE BENEFITS

      Pension Plan

      SEI participates in the Pension Plan for Employees of Southern Company Services, Inc., a defined benefit, trusteed, noncontributory plan covering substantially all regular employees. Certain union employees engaged in the operations and maintenance contract with Mobile Energy participate in a separate pension plan.

      The following table sets forth SEI's defined benefit plans' funded status as of December 31, 1997 (in thousands):


                                                                                         1997
                                                                                        -----


       Actuarial present value of benefit obligations:
           Vested Benefits Obligation                                                 $(10,188)
           Nonvested Benefits Obligation                                                (1,029)
                                                                                      --------
                     Accumulated benefit obligation                                   (11,217)
           Excess of Projected Benefit Obligation over Accumulated Benefit
           Obligation                                                                  (7,345)
                                                                                      -------
                     Projected benefit obligation                                     (18,562)

       Less:
          Fair value of plan assets, primarily equity and fixed income securities      10,380
          Cash Flow Adjustment (4th Quarter)                                           10,328


       Funded Status                                                                    2,146


           Unrecognized net transition obligation                                         113
           Unrecognized Net (Gain)/Loss                                                (5,419)
           Unrecognized prior service cost                                                  6
                                                                                     --------
      Accrued pension costs recognized in the balance sheets                         $ (3,154)
                                                                                     ========




      The actuarial present value of the projected  benefit obligation for the plans was determined using a discount rate of 7.75% for 1997 and a rate of increase in future compensation levels of 5.25% for 1997.  The expected long-term rate of return on assets was 8.5% for 1997.

                                                                         13-B

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1997

------------------------------------------------------------------------------
                                  SCHEDULE XIV

                          NOTES TO FINANCIAL STATEMENTS

------------------------------------------------------------------------------

INSTRUCTIONS:         The space below is provided for important notes regarding
                      the financial statements or any accounts thereof. Furnish particulars as to any significant contingent assets or liabilities existing at the end of the year. Notes relating to financial statements shown elsewhere in this report may be indicated here by reference.

      The net periodic pension cost for 1997 included the following components (in thousands):

                                                                      1997


         Service cost-benefits earned                                $ 1,215
         Interest cost on projected benefit obligation                 1,262
         Actual return on plan assets                                 (2,253)
         Net amortization and deferrals                                  718
                                                                     -------
         Net periodic pension cost                                   $   942
                                                                     =======



      Postretirement Benefits

      SEI also provides certain medical care and life insurance benefits for retired employees. Substantially all employees may become eligible for these benefits when they retire.

      Effective January 1, 1993, the Company adopted SFAS No. 106, "Employers Accounting for Postretirement Benefits Other Than Pensions." SFAS No. 106 requires that medical care and life insurance benefits for retired employees be accounted for on an accrual basis using a specified actuarial method, benefit/years-of-service.

      The funded status of the medical and life plans at December 31, 1997 was as follows (in thousands):

                                                                   1997
                                                          --------------------
                                                           Medical       Life
                                                           -------       ----

      Actuarial present value of benefit obligation:
        Retirees and dependents                               $   154    $ 199
        Employees eligible to retire                              225        0
        Other                                                   1,537      618
                                                              -------    -----
      Accumulated benefit obligation                            1,916      817
                                                              -------    -----
      Unrecognized prior service cost                           1,089      316
      Unrecognized net (gain) /  loss                            (923)    (322)
                                                              -------    -----
      Accrued liability recognized in the balance sheets      $ 2,082    $ 811

      The discount, future compensation, and expected long-term return on assets rates used for the pensions described above were also used in measuring the postretirement benefit obligation. The weighted average medical care cost trend rate was 9.25 % for 1997, decreasing gradually to 5.75% through the year 2005 and remaining at that level thereafter.

                                                                         13-C

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1997

-------------------------------------------------------------------------------
                                  SCHEDULE XIV

                          NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

INSTRUCTIONS:         The space below is provided for important notes regarding
                      the financial statements or any accounts thereof. Furnish
                      particulars as to any significant contingent assets or
                      liabilities existing at the end of the year. Notes
                      relating to financial statements shown elsewhere in this
                      report may be indicated here by reference.
--------------------- ---------------------------------------------------------


      The components of the plans' net costs are shown below (in thousands):

                                                                    1997
                                                            -------------------
                                                            Medical       Life
                                                            -------       -----

       Benefits earned during the year                        $138        $ 41
       Net Amortization and Deferrals                          (14)         (8)
       Interest costs on accumulated projected benefit
          obligation                                           129          55
                                                             -----        ----
       Net postretirement costs                              $ 253        $ 88
                                                             =====        ====
       Deferred Compensation Plans

      In 1993, SEI began to partially compensate certain senior management through a stock formula plan, which seeks to reward individuals for the performance of the investments of SEI and its affiliated companies over a period of four years, relative to the performance of SEI and Southern Company.

      Effective January 1, 1997 the Amended and Restated Deferred Incentive Compensation Plan and the Value Creation Plan were enacted. The purposes of the Southern Energy, Inc. Amended and Restated Deferred Incentive Compensation Plan is to provide a financial incentive which will focus the efforts of certain executives on areas which will have a direct and significant influence on the corporate performance of Southern Energy Resources, Inc. and to provide the potential for levels of compensation which will enhance the ability of the Company to attract, retain and motivate such executives.

      The Value Creation Plan grants Stock Appreciation Rights that grow as SEI's value grows, and can be exercised for the full appreciation amount after four years (when the SAR's are fully vested). The amount of the grant is based on market data for a given job, adjusted for Southern Energy's performance compared to net income and return on investment goals, as determined by Management Council and approved by the Southern Company Compensation Committee.

      Participants credited with an account balance at December 31, 1996 under the terms of the original deferred compensation plan have had such balances converted into awards under this new plan based on the dollar value of such account as of December 31, 1996 as determined under the terms of the original plan. Thereafter, the converted award shall continue to vest in accordance with their original terms under the original plan but shall be adjusted annually based on SEI Value alone.

      As the value of the award is not known until the vesting date, SEI accounts for this formula plan as a variable plan; as such, the Company regularly assesses the current value of the awards and adjusts its accrued liability accordingly. At December 31, 1997 the Company had accrued approximately $3,923,627 related to this plan, which are included in long-term liabilities in the accompanying consolidated balance sheets.

      In addition to the stock formula plan for senior officers, SEI partially compensates employees associated with a specific successful project bid effort through a deferred cash compensation program. Upon successful completion of a bid, members directly affiliated with the effort receive a cash bonus, half of which is paid immediately and half of which is deferred for a period of two years and paid based on the actual performance of the related investment. SEI accrues amounts at the time the award is granted and adjusts the liability accordingly when awards vest and are paid. At December 31, 1997 the Company had accrued approximately $1,378,898 related to this plan, which is included in other accrued liabilities in the accompanying consolidated balance sheets. SEI paid approximately $1,017,175 to employees under this plan during 1997 related to successful bids in 1997.

                                                                         13-D

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1997

-------------------------------------------------------------------------------
                                  SCHEDULE XIV

                          NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

INSTRUCTIONS:         The space below is provided for important notes regarding
                      the financial statements or any accounts thereof. Furnish
                      particulars as to any significant contingent assets or
                      liabilities existing at the end of the year. Notes
                      relating to financial statements shown elsewhere in this
                      report may be indicated here by reference.
------------------------------------------------------------------------------

  3.  OPERATING LEASES

      SEI has entered into noncancelable operating leases for office space. The expenses under these leases were approximately $1,365,000 in 1997. These leases contain certain concessions and escalations; therefore, rent expense is recognized on a straight-line basis over the lease terms. The future rental obligations for the remaining lease terms are as follows (in thousands):

                1998                                                   $1,966
                1999                                                    2,072
                2000                                                    1,960
                2001                                                      691
                2002                                                      638
                Thereafter                                              1,330
                                                                       ------
                              Total minimum lease commitments          $8,657
                                                                       ======
  4.  RELATED-PARTY TRANSACTIONS

      Additional Equity Contributions

      Southern Energy, Inc. (formerly SEI Holdings) contributed approximately $28,867,000 and $74,260,000 in 1996 and 1997, respectively to paid-in capital.

      Construction Activities

      During 1994, SEI was engaged by an affiliated company to construct a coal-fired cogeneration facility and related greenhouse in King George County, Virginia, the construction of which was completed during 1997. The fixed contract price for the construction of these facilities is $292,040,000.

      Services

      SEI has agreements with Southern Company Services, Inc. and each of the system operating companies under which those companies provide the following services to SEI at cost: general engineering, design engineering, accounting and statistical budgeting, business promotion and public relations, systems and procedures, training, and administrative and financial services. In addition to these services, certain facilities of the system companies are made available to SEI and its customers. SEI reimburses the service company and the various operating companies at cost for these services. Such costs in 1997 and 1996 amounted to approximately $ 31,417,464 and $ 21,958,358, respectively.

                                                                          13-E
                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1997

-------------------------------------------------------------------------------
                                  SCHEDULE XIV

                          NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

INSTRUCTIONS:         The space below is provided for important notes regarding
                      the financial statements or any accounts thereof. Furnish particulars as to any significant contingent assets or liabilities existing at the end of the year. Notes relating to financial statements shown elsewhere in this report may be indicated here by reference.

      SEI has a contract with Mobile Energy, an affiliated entity to operate and maintain an energy complex in Mobile, Alabama for a period of 25 years at cost. SEI has a similar agreement with Birchwood Power Partners, L.P. ("BPP") to operate and maintain its 220 megawatt coal-fired cogeneration facility located in King George County, Virginia, for a period of 25 years for a fee of $120,000 per year, adjusted annually for inflation.

5.    CONTINGENCIES

      Litigation With Former President

      In October 1991, a former SEI president filed suit in the Superior Court of DeKalb County (Georgia) against Southern, SEI, and an executive vice president of Southern. The plaintiff alleged defamation, breach of contract, and intentional infliction of emotional distress arising from his termination as president of SEI. Judgment in favor of the plaintiff was awarded by the court during 1994 in the amount of $2,700,000, plus legal costs of approximately $2,000,000. In 1994, SEI filed an insurance claim for an amount equal to the total judgment. The Company's insurer has elected to appeal the Superior Court's judgment. In the opinion of management, any portion of the judgment ultimately deemed uninsurable will not have a material adverse impact on the results of operations or financial position of the Company.

      Labor Subject to Collective Bargaining Agreements

      Substantially all of the employees engaged in the operations and maintenance contract with Mobile Energy are subject to collective bargaining agreements, none of which expire during 1997.

      Other Matters

      The Company is subject to other legal actions and claims arising in the ordinary course of business. In the opinion of management, the disposition of these matters will not have a material adverse impact on the results of operations or financial position of the Company.

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1997

-------------------------------------------------------------------------------
                                   SCHEDULE XV

                               STATEMENT OF INCOME

-------------------------------------------------------------------------------
                                                           CURRENT       PRIOR
 ACCOUNT    DESCRIPTION                                    YEAR           YEAR
-------------------------------------------------------------------------------
            INCOME
  457      Charges rendered to associate companies                -          -
  458      Services rendered to non-associate companies      58,760     70,339
  421      Miscellaneous income or loss                         776        710
                                                             ------     ------
                              Total Income                   59,536     71,049
                                                             ------     ------

           EXPENSES
  920      Salaries and wages                                15,589     19,921
  921      Office supplies and expenses                       5,750      7,715
  922      Administrative expense transferred - credit      (20,912)    (8,316)
  923      Outside services employed                         35,546     73,125
  924      Property insurance                                   176        317
  925      Injuries and damages                                 237        205
  926      Employee pensions and benefits                    18,927      8,262
  928      Disposition of intellectual property                   -          -
 930.1     General advertising expense                           26        110
 930.2     Miscellaneous general expenses                     1,596      1,204
  931      Rents                                              3,654      2,012
  932      Maintenance of structures and equipment            1,404      1,340
  403      Depreciation and amortization expense              1,295      1,246
  408      Taxes other than income taxes                      4,075      4,086
  409      Income taxes                                      (7,235)    (1,721)
  410      Provision for deferred income taxes               14,107    (10,264)
  411      Provision for deferred income taxes - credit      (9,875)    (1,837)
 411.5     Investment tax credit                                  -          -
           Foreign taxes                                        186        112
 426.1     Donations                                            150         61
 426.5     Other deductions                                       -          2
  427      Interest on long-term debt                           779         31
  430      Interest on debt to associate companies                -          -
  431      Other interest expense                                 -          -
                                                             ------    -------
                             Total Expense                   65,475     97,611
                                                             ------    -------

                       Net Income or (Loss)                  (5,939)   (26,562)
                                                             ------    -------


INSTRUCTION:   Provide a schedule briefly describing types of intercompany transactions.

TRANSACTIONS WITH ASSOCIATE COMPANIES
SEI has agreements with Southern Company Services, Inc. and each of the system operating companies under which those companies provide the following services to SEI at cost: general engineering, design engineering, accounting and statistical, rates, budgeting, business promotion and public relations, systems and procedures, training, administrative, and financial services. In addition to these services, certain facilities of the system companies are made available to SEI and its customers.

The service company and operating companies provide technical direction and management of the services provided to SEI and its customers. SEI reimburses the service company and operating companies at cost for these services.

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1997

------------------------------------------------------------------------------
                              ANALYSIS OF BILLINGS
                      CHARGES FOR INTELLECTUAL PROPERTY TO
                               ASSOCIATE COMPANIES
                                   ACCOUNT 457
------------------------------------------------------------------------------
                                                                        TOTAL
NAME OF ASSOCIATE COMPANY                                               AMOUNT
                                                                        BILLED
-------------------------------------------------------------------------------

Not Applicable


                                                                         ---
                                                 TOTAL                     -

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1997

-------------------------------------------------------------------------------
                               ANALYSIS OF BILLING
                             NON-ASSOCIATE COMPANIES
                                   ACCOUNT 458
-------------------------------------------------------------------------------

         DESCRIPTION            TOTAL COST  EXCESS OR DEFICIENCY   TOTAL AMOUNT
                                                                       BILLED
         -----------            ---------   -------------------   -------------
 Consulting & Engineering  (1)      3,686           53                  3,739

 Information Systems                    -            -                      -

 Nuclear                                -            -                      -

 Franchises & Other                     -            -                      -

 Operations                          7,892      (1,870)                 6,022

 Project Management                     -            -                      -

 Construction (2)                    6,343      29,710                 36,054

 Pooled Inventory Management (PEICO)    -           -                      -

 Good Cents                             -           -                      -
                                   ------      ------                 ------
                         TOTAL     17,922      27,893                 45,815
                                   ------      ------                 ------

INSTRUCTION:    Provide a brief description of the sales and services rendered by category in accordance with your sales and service contracts and list the amounts applicable per category.


1) Consulting & Engineering includes Revenues and Costs relative to the Virgin Islands Storm Restoration project as a result of Hurricane Marilyn. The totals for 1997 are as follows:
             Costs                           11
             Excess / Efficiency            (62)
                                         -------
             Amount Billed                  (51)
2) Construction revenues are associated with the construction of the Birchwood EPC facility.



                                                                                                            17

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1997

-----------------------------------------------------------------------------------------------------------------
                                  SCHEDULE XVII
                        SCHEDULE OF EXPENSE DISTRIBUTION
                        BY DEPARTMENT OR SERVICE FUNCTION
-----------------------------------------------------------------------------------------------------------------
DESCRIPTION OF ITEMS                                TOTAL
                                                   AMOUNT     OVERHEAD    SEI       Operadora       Asia & GmbH
-----------------------------------------------------------------------------------------------------------------
     920       SALARIES AND WAGES                    15,589             15,544           -               45
     921       OFFICE SUPPLIES AND EXPENSES           5,750              5,691            -               58
     922       ADMIN EXP TRANSFERRED - CREDIT       (20,912)           (20,912)           -                -
     923       OUTSIDE SERVICES EMPLOYED             35,546             34,906          323              317
     924       PROPERTY INSURANCE                       176                176            -                -
     925       INJURIES AND DAMAGES                     237                237            -                -
     926       EMPLOYEE PENSIONS AND BENEFITS        18,927             18,927            -                -
     928       DISPOSITION OF INTELLECTUAL PROP.          -                  -            -                -
    930.1      GENERAL ADVERTISING EXPENSE               26                 26            -                -
    930.2      MISCELLANEOUS GENERAL EXPENSE          1,596                730            -              865
     931       RENTS                                  3,654              2,216            -            1,438
     932       MAINTENANCE OF STRUCTURES & EQUIP      1,404              1,404            -                -
     403       DEPRECIATION & AMORTIZATION EXP        1,295              1,248            -               47
     408       TAXES OTHER THAN INCOME TAX            4,075              4,051            -               25
     409       INCOME TAXES                          (7,235)            (7,235)           -                -
     410       PROVISION FOR DEFERRED INCOME TAX     14,107             14,107            -                -
     411       PROV  DEFERRED INCOME TAX - CREDIT    (9,875)            (9,875)           -                -
               FOREIGN TAXES                            186                  -          186                -
    411.5      INVESTMENT TAX CREDIT                      -                  -            -                -
    426.1      DONATIONS                                150                150            -                -
    426.5      OTHER DEDUCTIONS                           -                  -            -                -
     427       INTEREST ON LONG TERM DEBT               779                779            -                -
     430       INTEREST ON DEBT TO ASSOCIATE CO.          -                  -            -                -
     431       OTHER INTEREST EXPENSE                     -                  -            -                -
-

INSTRUCTION: Indicate each department or service
function.                                            65,475             62,170          510            2,795
(See instruction 01-3 Gen'l Structure of Acc'ting
Structure
System: Uniform System Account.       TOTAL EXPENSES

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1997


                        SCHEDULES OF EXPENSE DISTRIBUTION
                            BY DEPARTMENT OR FUNCTION
------------------------------------------------------------------------------
              ACCOUNT NUMBER           DEPARTMENT   OR  FUNCTION
------------------------------------------------------------------------------
       920                               Not  needed
       921
       922
       923
       924
       925
       926
       928
      930.1
      930.2
       931
       932
       403
       408
       409
       410
       411
      411.5
      426.1
      426.5
       427
       430
       431

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                       For the Year Ended December 31,1997


                        DEPARTMENTAL ANALYSIS OF SALARIES

                                   ACCOUNT 920




                                                   SALARY        NUMBER
NAME OF DEPARTMENT OR SERVICE FUNCTION             EXPENSE      PERSONNEL
--------------------------------------             -------      ---------
Indicate each department or service function    TOTAL AMOUNT    END OF YEAR


         SOUTHERN ENERGY RESOURCES, INC.           15,589            525










                                TOTAL             15,589             525

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                       For the Year Ended December 31,1997

-------------------------------------------------------------------------------
                      DISPOSITION OF INTELLECTUAL PROPERTY

                                   ACCOUNT 928
-------------------------------------------------------------------------------

INSTRUCTIONS:    Provide a listing of the amount included in Account 928,
                 "Disposition of Intellectual Property", classifying such expenses by associate company receiving compensation for Disposition of Intellectual Property.


            ASSOCIATE   COMPANY                                   AMOUNT


         Not Applicable






                                                                   ---
                                              TOTAL                 -

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                       For the Year Ended December 31,1997

------------------------------------------------------------------------------
                         MISCELLANEOUS GENERAL EXPENSES

                                  ACCOUNT 930.2
------------------------------------------------------------------------------

INSTRUCTIONS:  Provide a listing of the amount in Account 930.2, "Miscellaneous
               General Expenses", classifying such expense according to their nature. Payments and expenses permitted by Section 321 (b) (2) of the Federal Election Campaign Act, as amended by Public Law 94-283 in 1976 (2 U.S.C.S. 441 (b)(2)shall be separately classified.

               DESCRIPTION                                                  AMOUNT
               -----------                                                  ------
           Dues and Memberships                                              581

           Miscellaneous General Expense for :                             1,003
                     Storage of records Jan - Dec 97
                     Birchwood Construction Costs
                     Inside move of Accounting and Construction Staff
              Misc. purchases from the Atlanta Novelty Company
                     Annual license, certification & registration fees Bank &
                     wire transfer fee Holiday Gala Expenses Kitchen/Bathroom
                     Supplies Office cleaning Petty cash expense Miscellaneous
                     Other Expenses

           Bad Debt Expense                                                   12


                                                                           -----
                                                    TOTAL                  1,596
                                                                           -----

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                       For the Year Ended December 31,1997

-------------------------------------------------------------------------------
                          TAXES OTHER THAN INCOME TAXES

                                   ACCOUNT 408
-------------------------------------------------------------------------------

INSTRUCTIONS:   Provide an analysis of Account 408, "Taxes Other Than Income
                Taxes". Separate the analysis into two groups: (1) other than U.S. Government taxes, and (2) U.S. Government taxes. Specify each of the various kinds of taxes and show the amounts thereof.
                Provide a subtotal for each class of tax.

                              K I N D  O F  T A X                    AMOUNT
-------------------------------------------------------------------------------
Other than U.S. Government:
      State Unemployment
      Real Estate and Personal Property                                 62
      Other State and Local Taxes and Licenses                          84
      Sales Tax                                                          8
      Argentina Withholding Tax expense                                  -
      Chile Withholding Tax expense                                  1,359
      Mexico Expatriate Social Security Tax - Employer                   -
      Australia Expatriate Income tax - Employer                         -
      Puerto Rico Income Tax - Employee Differential                     -
      Austria Income Tax - Employee Differential                        44
      Use Tax                                                            -
      Expatriate Taxes                                                 345
                                                                     -----

                                            Subtotal                 1,902
                                                                     -----


U. S. Government:
      FICA - Employers Portion                                       2,082
      FUTA                                                              31
      SUTA                                                              60
                                                                     -----
                                            Subtotal                 2,173
                                                                     -----
                                               TOTAL                 4,075
                                                                     -----

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                       For the Year Ended December 31,1997

------------------------------------------------------------------------------
                                    DONATIONS

                                  ACCOUNT 426.1
------------------------------------------------------------------------------

INSTRUCTIONS:    Provide a listing of the amount included in Account 426.1
                "Donations",  classifying such expenses by its purpose. The aggregate number and amount of all items less than $3,000 may be shown in lieu of details.


             NAME OF RECIPIENT                   PURPOSE OF DONATION                   AMOUNT
             ------------------                  --------------------                --------

32  Items ( Less than $3,000 each)           Employer Gift Matching Contributions        18
United Way of Metropolitan Atlanta           Corporate Contribution                      16
Boy Scouts of America                        Atlanta Area Council                        25
Atlanta Classic Foundation Inc.              Bell South Golf Tournament                   7
Zoo Atlanta                                  Table 1997 Beastly Feast Festival            4
Carter Center                                China Project                               10
Robert College of Istanbul                   Charitable Contribution                      5
Have A Heart thru Art                        Northshore Jazz Festival                     5
Carter Center                                Latin American Program                      15
Greater Houston Partnership                  Sponsorship Dinner                           3
Forward Atlanta                              Forward Atlanta Campaign                     5
Peoples National Party of Jamaica            Contribution                                10
Columbus House for Teenage Boys              Contribution                                 3
Grand Bahama Children Homes                  Contribution                                 3
So Center for International Study            Fall Reception                               3
American Foundation                          Univ West Indies 1/2 page Journal           10
Atlanta Classic Foundation                   Gold Circle Pro Am                           8

                                                                                        ---
                                                                             TOTAL      150
                                                                                        ---




                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                       For the Year Ended December 31,1997

------------------------------------------------------------------------------
                                OTHER DEDUCTIONS

                                  ACCOUNT 426.5
------------------------------------------------------------------------------

INSTRUCTIONS:      Provide a listing of the amount included in Account 426.5
                  "Other Deductions", classifying such expenses according to their nature.

                                                                       AMOUNT
         DESCRIPTION                   NAME OF PAYEE                   BILLED
-------------------------------------------- ----------------------------------


State & Local - Penalties /Fines                                        1.00
Federal - Penalties / Fines                                             1.00


                                                                        ----
                                                       TOTAL            2.00
                                                                        ----

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                       For the Year Ended December 31,1997

-------------------------------------------------------------------------------
                                 SCHEDULE XVIII

                          NOTES TO STATEMENT OF INCOME
-------------------------------------------------------------------------------

INSTRUCTIONS:   The space below is provided for important notes regarding the statement of income or any account thereof. Furnish particulars as to any significant increase in services rendered or expenses incurred during the year. Notes relating to financial statements shown elsewhere in this report may be indicated here by reference.

         Account 922 Administrative expense transferred: This account changed significantly in 1997 due to a corresponding increase in related affiliate billings.

         Account 923 Outside services employed: This account decreased due to the slowdown in Birchwood Construction in 1997.

         Account 926 Employee pensions and benefits: The expenses associated with this account are higher in 1997 due to an underaccrual of benefits in 1996 which was corrected in the current year. This increase corresponds to the increase in 1997 gross salaries.

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                       For the Year Ended December 31,1997

------------------------------------------------------------------------------
                                  SCHEDULE XIX

                          OUTSIDE SERVICES EMPLOYED 923

INSTRUCTIONS:      Provided below is a break down of outside services employed.

                                                       1997              1996
                                                       ----              ----

      Legal  Fees                                     7,313             8,377

      Accounting and Audit Fees                         267               152

      Alabama Power Company                              19               548

      Georgia Power Company                             372             2,932

      Gulf Power Company                                 53               125

      Mississippi Power Company                          51               137

      Southern Company Services                       6,473             7,897

      Savannah Electric Company                           3               198

      Southern Development & Investment Group             4               190

      Other Outside Companies   1)                   20,991            52,569

      Joint Venture SEI/Daniel                            -                 -
                                                     ------           -------
                                   TOTAL             35,546            73,125


1)  Detail of Other Outside Companies for 1997 is as follows:

     Consulting Meals                                       28
     Engineering                                            78
     Underwriter Fees                                      163
     Computer consulting                                   146
     Temporary office services                             517
     Consulting (non financial)                         12,138
     Construction subcontractors (Birchwood)             2,900
     Other plant operations                                  5
     Financial consulting                                3,860
     Other Outside Companies - Sual / CEPA Procurement   1,724
     Charges billed for audit & professional services    1,432
     provide to various SEI projects
     Operadora expenses                                    323
     Asia expenses                                         282
           Eliminate intercompany expenses             (2,841)
     Other (agent fees, license renewals, etc.)            236
                                                       -------
     TOTAL                                              20,991

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.

              ORGANIZATION CHART OF SOUTHERN ENERGY RESOURCES, INC.


Tom Boren/President and CEO
         S. Marce Fuller / Senior Vice President, North America Division
                  Steve Gillis / Finance Director
                  Randy Harrison / Vice President
                  David Gallaspy / Vice President
                  Alan W. Harrelson / Vice President
                  Joe Pokalsky / Vice President, Energy Trading & Marketing Roger Benefield / Business Unit Manager, Stateline
                  Dick Koch / Business Unit Manager, Mobile
                  George P. Henefeld / Business Unit Manager, Birchwood
         Raymond D. Hill / Senior Vice President Corporate Services Division and Chief Financial Officer Tommy Chisholm / Vice President and Corporate Secretary Vance Booker / Vice President, Administration J.R. Harris / Vice President, External Affairs Bill Maner, III / Vice President Karl Olsoni / Vice President and Treasurer James Ward / Vice President and Controller David R Rozier, Jr. / Assistant Comptroller
         Richard Pershing / Senior Vice President, International Division Kim Heinz / Manager, Market Evaluation Gale Klappa / President and CEO, South Western Electricity plc Tom Allen / Manager, Economic Development Bill Holden / Vice President, Operations & Development Bob Richwine / Chief Consultant Dave Dunbar / Manager, Consulting Services Barney Rush / Vice President, SEI Europe, Inc. Ron Leggett / Vice President, International Operations

             ORGANIZATION CHART OF SEI OPERADORA DE ARGENTINA, S.A.

J. William Holden, III/ President of the Board
         Ricardo Falabella / Vice President of the Board
         Mariano F. Grondona/Secretary of the Board


                   ORGANIZATION CHART OF SEI BETEILIGUNGS GmbH

Thomas G. Boren / Managing Director
Barney Rush / Managing Director
James A. Ward / Managing Director

                         ORGANIZATION CHART OF SEI ASIA

Thomas G. Boren / President
         Raymond D. Hill / Vice President & Chief Financial Officer James A. Ward / Treasurer
         Tommy Chisholm / Secretary & Assistant Treasurer
         Sam H. Dabbs, Jr. / Assistant Secretary

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.


                                SIGNATURE CLAUSE



         Pursuant to the requirements of the Public Utility Holding Company Act of 1935 and in accordance with release numbers 22132, and order number 70-6599, dated July 17, 1981, the undersigned company has duly caused this report to be signed on its behalf by the undersigned officer thereunto duly authorized.



                         SOUTHERN ENERGY RESOURCES, INC.
                            Name of Reporting Company


                       By:
                          (Signature of Signing Officer)

                           James A. Ward, Controller
                           (Printed Name and Title of Signing Officer)

Date:  April 29, 1998